As filed with the Securities and Exchange Commission on July 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RALLYBIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	85-1083789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

234 Church Street, Suite 1020

New Haven, CT 06510

(203) 859-3820

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin W. Mackay, Ph.D.

Chief Executive Officer

234 Church Street, Suite 1020

New Haven, CT 06510

(203) 859-3820

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein Zachary Blume Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Michael Greco General Counsel 234 Church Street, Suite 1020 New Haven, CT 06510 (203) 859-3820	Lisa Firenze Molly W. Fox Wilmer Cutler Pickering Hale & Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8880

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ 333-257655

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of registration fee(3)
Common Stock, par value $0.0001 per share	517,500	$13.00	$6,727,500	$734

(1)

Represents only the additional number of shares being registered and includes 67,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-257655).

(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.
(3)

The registrant previously registered securities with an aggregate offering price not to exceed $99,187,500 on a Registration Statement on Form S-1 (File No. 333-257655), which was declared effective by the Securities and Exchange Commission on July 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,727,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common stock, par value $0.0001 per share (“Common Stock”), of Rallybio Corporation (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-257655), initially filed by Rallybio Corporation with the Securities and Exchange Commission (the “Commission”) on July 2, 2021 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the Commission on July 28, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Common Stock offered by the Registrant by 517,500, which includes 67,500 additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 hereto and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibit List

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Deloitte & Touche LLP independent registered public accounting firm

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257655), originally filed with the Securities and Exchange Commission on July 2, 2021 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut, on July 28, 2021.

RALLYBIO CORPORATION

By:	/s/ Martin W. Mackay Martin W. Mackay, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin W. Mackay Martin W. Mackay, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2021

/s/ Jeffrey M. Fryer Jeffrey M. Fryer, CPA	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	July 28, 2021

* Helen M. Boudreau	Director	July 28, 2021

* Rob Hopfner, R.Ph., Ph.D.	Director	July 28, 2021

* Ronald M. Hunt	Director	July 28, 2021

* Lucian Iancovici, M.D.	Director	July 28, 2021

* Kush M. Parmar, M.D., Ph.D.	Director	July 28, 2021

* Timothy Shannon, M.D.	Director	July 28, 2021

* Paula Soteropoulos	Director	July 28, 2021

*By:	/s/ Martin W. Mackay Martin W. Mackay, Ph.D. Attorney-in-Fact